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                                                                   EXHIBIT 10.14

                        Settlement Agreement and Release

      This Settlement Agreement and Release (the "Settlement Agreement") is entered into between Tyco Group S.A.R.L. (hereinafter referred to as "Tyco"), a Luxembourg corporation, and Thomas & Betts Corporation (hereinafter referred to as "Thomas & Betts"), a Tennessee corporation. Tyco and Thomas & Betts are herein sometimes referred to individually as a "party" and collectively as the "parties".

      WHEREAS:

      A. Tyco and Thomas & Betts entered into a Purchase Agreement dated May 7, 2000, as amended as of July 2, 2000, and as of October 27, 2000 (hereinafter, as amended, the "Purchase Agreement"). Defined terms used herein but not otherwise defined herein shall have the meanings specified therefor in the Purchase Agreement;

      B. The Purchase Agreement provided, under Sections 2.08 and 2.09, for the preparation of a Closing Statement, the calculation of Closing Working Capital and Closing Long-Term Tangible Assets and for an adjustment to the Purchase Price relating to such calculations;

      C. The Purchase Agreement provided for a "Holdback Amount" of $50,000,000, which amount was reduced to $35,000,000 after the consummation of the Hungary Closing and the Mexico Closing in accordance with the terms of the Purchase Agreement;

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      D. The Purchase Agreement provided, under Section 9.02(a), for the reimbursement by Thomas & Betts of Tyco for certain liabilities and obligations in connection with unfunded pension liabilities, the amount of reimbursement to be determined pursuant to Section 9.02(a) of the Purchase Agreement. The aggregate amount of the Pre-Closing Acquired Subsidiary Plan Obligations with respect to all Acquired Subsidiary Retirement Plans is herein referred to as the "Pension Liabilities";

      E. Disputes have arisen between Tyco and Thomas & Betts in connection with the calculation and preparation of the Closing Statement and the Pension Liabilities;

      F. The Parties now desire amicably to resolve those disputes as set forth herein,

      NOW THEREFORE, for and in consideration of the mutual promises and understandings hereinafter set forth, Tyco, on the one hand, and Thomas & Betts on the other, agree as follows:

      1. Tyco shall retain the $35 million Holdback Amount in its entirety, and Thomas & Betts shall relinquish any and all claims to such amount, any portion thereof or any interest thereon.

      2. Tyco has paid in full the Purchase Price as defined in the Purchase Agreement.

      3. Within three (3) business days after full execution of this Settlement Agreement by Tyco and Thomas & Betts, Thomas & Betts shall pay to Tyco the


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sum of $4.4 million in immediately available funds in full settlement of the
Pension Liabilities and interest thereon under Section 9.02(a) of the Purchase Agreement. Upon such payment by Thomas & Betts to Tyco, Tyco shall relinquish any and all rights and claims to reimbursement, payment or compensation in any form with respect to the Pension Liabilities (and, for the avoidance of doubt, otherwise with respect to any underfunding of any defined benefit plans maintained by any Acquired Subsidiary), including any portion thereof or any interest thereon.

      4. In consideration of the other agreements contained herein, Thomas & Betts and Tyco agree that Thomas & Betts shall not be liable for any Loss (as such term is defined in Section 8.06(a) of the Purchase Agreement) under the Purchase Agreement with respect to any country set forth on Schedule A (each such country, a "Designated Country") unless the aggregate amount of Losses (after giving effect to any Tax Benefits) with respect to such Designated Country exceeds the amount set forth opposite such Designated Country on Schedule A (such amount with respect to a Designated Country, the "Tax Deductible"), and then only to the extent that the aggregate amount of Losses (after giving effect to any Tax Benefits) with respect to such Designated Country exceeds the applicable Tax Deductible; provided that:

            (a) with regard to any Losses with respect to any Designated Country
      (i) for which Tyco has made a cash payment prior to the date of this Settlement Agreement, and (ii) which do not, in the aggregate, exceed


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      the applicable Tax Deductible for such Designated Country ("Prior Paid
      Losses"), Tyco shall be deemed to have complied with, and Thomas & Betts waives compliance with, the provisions of Sections 8.06(c) and (d) and
      8.07 of the Purchase Agreement with respect to indemnification for such Prior Paid Losses if Tyco provides to Thomas & Betts evidence of such cash payment and reasonable documentation from the relevant tax authority (to the extent available) requesting such payment (including, by way of example, tax invoices and tax returns); and

            (b) to the extent that the aggregate amount of Losses (including, without limitation, Prior Paid Losses) with respect to a Designated Country exceed the applicable Tax Deductible for such Designated Country, all Losses in excess of the applicable Tax Deductible shall be subject to the provisions of Section 8.06 of the Purchase Agreement (including, without limitation, the provisions of Sections 8.06(c) and (d) thereof).

The agreement between the parties set forth in this section is herein referred to as the "Section 8.06 Amendment".

      5. Each party (including its present and former parents, divisions, affiliates, subsidiaries, officers, directors, employees and agents and its and their respective predecessors, successors and assigns) agrees (a) to mutually release the other party (including its present and former parents, divisions, affiliates, subsidiaries, officers, directors, employees and agents and its and their respective


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predecessors, successors and assigns) from any and all claims and causes of action of any and every kind and character, known and unknown, which ever existed, now exist or may hereafter exist based upon, arising out of or relating to the preparation of the Closing Statement pursuant to Section 2.08 of the Purchase Agreement, the Purchase Price Adjustment pursuant to Section 2.09 of the Purchase Agreement, the full payment by Tyco of the Purchase Price, and the Pension Liabilities and any portion thereof or any interest thereon (hereinafter collectively referred to as the "Releases"), and (b) that the Purchase Agreement shall be deemed amended to give effect to the Section 8.06 Amendment.

      6. Subject to the Releases given in paragraph 5 and the Section 8.06 Amendment, the Purchase Agreement shall remain in full force and effect between the parties in accordance with its terms. After the date hereof, references to the Purchase Agreement shall be deemed references to the Purchase Agreement as amended and modified by this Settlement Agreement.

      7. Each of the parties hereto represents and warrants to the other party that the party has not heretofore assigned, transferred, encumbered or purported to assign, transfer or encumber any claim, right or other matter released under this Settlement Agreement.

      8. Each of the parties hereto represents and warrants to the other party that each party has obtained and has the requisite legal authority to enter into this Settlement Agreement, that the person signing this Settlement Agreement on the party's behalf has the requisite legal authority to sign on behalf of said party and


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to bind said party to the obligations imposed by and under this Settlement
Agreement. Further, each of the persons signing this Settlement Agreement on a party's behalf represents and warrants that the person has the requisite legal authority to sign this Settlement Agreement on the party's behalf.

      9. This Settlement Agreement shall be binding upon and shall inure to the benefit of each of the parties' respective successors and assigns. The parties do not intend that there be any third-party beneficiary of this Settlement Agreement.

      10. This Settlement Agreement is the entire, complete and integrated agreement made this day by the parties hereto. This Settlement Agreement is not subject to any conditions not expressly provided for herein, and there are no prior or contemporaneous written or oral agreements by the parties which can in any way modify, alter, waive or estop their express terms. This Settlement Agreement may not be modified, altered, amended, waived or changed in any way, except in writing signed by the parties.

      11. This Settlement Agreement is the product of negotiation and preparation by Tyco, on the one hand, and Thomas & Betts, on the other, and their respective attorneys. This Settlement Agreement shall not be construed for or against any party.

      12. Each party has been represented by counsel of its own selection, has reviewed this Settlement Agreement with its counsel, has had the terms of this Settlement Agreement explained by counsel, and understands the contents and effect of this Settlement Agreement. Each party enters into this Settlement


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Agreement wholly upon each party's own respective judgments, beliefs and knowledge of the matters set forth herein and on the advice of each party's own respective attorneys.

      13. This Settlement Agreement may be executed in counterparts, all of which taken together shall constitute one original.


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      The UNDERSIGNED have read and acknowledge the foregoing Settlement
Agreement and agree to its terms.

Dated: February 21, 2002                TYCO GROUP S.A.R.L.

                                        By /s/ KEVIN O'KELLY LYNCH
                                           -------------------------------------
                                           Kevin O'Kelly Lynch
                                           General Manager


Dated: February 21, 2002                THOMAS & BETTS CORPORATION

                                        By /s/ JOSEPH F. WARREN JR.
                                           -------------------------------------
                                           Joseph F. Warren Jr.
                                           V.P. -- Tax

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                                   Schedule A

Country                                                        Tax Deductible
-------                                                        --------------
                                                             (in US $ thousands)

Germany                                                                      455

Mexico                                                                        26

Hong Kong                                                                      4

Hungary                                                                       21

Italy                                                                          8

Japan                                                                        983

Luxembourg                                                                   590

Malaysia                                                                       2

Singapore                                                                     94

Sweden                                                                         6

Switzerland                                                                 1225

U.K.                                                                         566


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